DOC # 691936
11/03/2014 03:47 PM
Official Record
Requested By
CARLIN TREND MINING SUPPLIES DAVID BENDING
Elko County – NV
D. Mike Smales – Recorder
Page 1 of 1 Fee: 209.00
Recorded By: ST RPTT:
691936

The following Document contains no Personal Information as defined by NRS 603A.040

AFFIDAVIT AND NOTICE OF INTENT TO HOLD MINING CLAIM(S) AND SITE(S)

TO ALL WHOM IT MAY CONCERN:

The undersigned certifies that the owner or claimant intended or intends to hold the mining claim(s), mill site(s), and/or tunnel site(s) listed below from 12:00 p.m. on September 1 of the year before this affidavit was made and recorded, until 11:59 a.m. on September 1 of the year that this affidavit was made and recorded.

RECORDER'S STAMP

The claim map showing said claim(s) is filed in the Elko County records.

Name of claim(s) or site(s):	BLM Serial No(s):
GC-1 to GC-11 Inclusive	NMC 1083890 to 1083900

A total number of 11 claims is being filed with this document.

Name and mailing address of owner or claimant:
David Bending
#171 4790 Caughlin Parkway
Reno, Nevada 89519

Dated this 3 day of November, 2014

By [signature]
Owner, Claimant, Agent, or Lessee Signature

David Bending
Owner, Claimant, Agent, or Lessee Name (printed)

STATE OF Nevada
COUNTY OF Elko

Subscribed and sworn to by [signature]
(Owner, Claimant, Agent, or Lessee)
before me this
3 day of November, 2014.

Linda Latour
(Signature of Notarial Officer)

LINDA LATOUR
Notary Public-State of Nevada
APPT. NO. 13-10840-6
My App. Expires May 15, 2017

NOTARY PUBLIC *(Signature)*

Suggested Form - Nevada Division of Minerals (REV 7/11/2014 LV)
Nevada Affidavit/Notice of Intent to Hold, NRS 517.230

United States Department of the Interior
Bureau of Land Management
DIV OF SUPPORT SERVICES
1340 FINANCIAL BLVD
RENO, NV 89502
Phone (775) 861 6400

Receipt

No: 3121986

Transaction #:3211306
Date of Transaction: 09/02/2014

CUSTOMER:

DAVID BENDING
4790 CAUGHLIN PKWY # 171
RENO,NV 89519-0907 US

LINE #	QTY	DESCRIPTION	REMARKS	UNIT PRICE	TOTAL
1	11.00	**CASES:** NMC1083890/$15.00, NMC1083891/$15.00, NMC1083892/$10.50, NMC1083893/$10.50, NMC1083894/$10.50, NMC1083895/$10.50, NMC1083896/$10.50, NMC1083897/$10.50, NMC1083898/$10.50, NMC1083899/$10.50, NMC1083900/$10.50. MAINTAINANCE DOC.	GC 1 ET AL	- n/a -	115.50
2	11.00	MINING CLAIM MAINT FEE $140 **CASES:** NMC1083890/$140.00, NMC1083891/ $140.00, NMC1083892/$140.00, NMC1083893/ $140.00, NMC1083894/$140.00, NMC1083895/ $140.00, NMC1083896/$140.00, NMC1083897/ $140.00, NMC1083898/$140.00, NMC1083899/ $140.00, NMC1083900/$140.00	GC 1 ET AL	- n/a -	1540.00

Note	1	Total	GC 1 ET AL	-n/a-	1655.50
Note	2	PAYMENT RECEIVED	GC 1 ET AL	-n/a-	1550.00
Note	3	BALANCE PAID CASH RECEIVED DAVID BENDING	GC 1 ET AL	-n/a-	105.50
		TOTAL RECEIVED			$1655.50